UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 15, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                   Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of General Moly, Inc. (the “Company”) was held on December 15, 2017. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions as to each such matter are set forth below.  Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to (1) approve the issuance of shares of our common stock in connection with a transaction in which the total shares issued represent more than 20% of our outstanding common stock, and may be issued at a discount to the greater of book or market value of our common stock; and (2) approve the ratification of equity awards granted since December 12, 2016.

Proposal #1  Approval of the issuance of shares of our common stock in connection with a transaction in which the total shares issued represent more than 20% of our outstanding common stock, and may be issued at a discount to the greater of book or market value of our common stock

For	Against	Abstain
64,437,646	1,663,817	142,681

Proposal #2  Ratification of equity awards granted since December 12, 2016

For	Against	Abstain
64,092,539	1,466,694	684,911

Item 8.01                   Other Events

On December 18, 2017, the Company issued a press release announcing the results of the special meeting of stockholders.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of General Moly, Inc. dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 18, 2017	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer